SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 18, 2010
Date of Report (Date of earliest event reported)

CLEAN POWER CONCEPTS INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-52035
(Commission File Number)

98-0490694
 (IRS Employer Identification Number)

1620 McAra Street, Regina, Saskatchewan, Canada S4N 6H6
(Address of principal executive offices)

306.546.8327
 (Issuer’s telephone number)

1207 Halifax Street, Regina, SK, Canada S4R 1T7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8 – OTHER EVENTS

Item 8.01   Other Events

On November 18, 2010, the Board of Directors of Clean Power Concepts Inc. (the “Corporation”) declared a two (2) share for every one (1) share stock dividend, which will result in an increase of the Company’s issued and outstanding share capital from 78,442,613 shares to 235,327,839 shares of common stock, based on issued and outstanding shares on Declaration Date of November 18, 2010.

The Record Date for the stock dividend will be the 30th day of November, 2010 at 5:00pm Pacific Standard Time; and the Payment Date, subject to FINRA approval, for the dividend will be the 6th day of December, 2010 at 8:30am Pacific Standard Time. The Corporation will not issue fractional shares but will instruct its transfer agent to round up to one for any fractional interest that results from the stock dividend and at the earliest practical time issue and mail certificates to effect this stock dividend to all shareholders of record on Record Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS, INC.

/s/ Michael Shenher
Michael Shenher,
President & CEO
Dated:  November 18, 2010